Exhibit 10.4

PREPARED BY AND UPON

RECORDATION RETURN TO:

Proskauer Rose LLP

1585 Broadway

New York, New York  10036

Attention:  David J. Weinberger, Esq.

Telephone:  212-969-3405

Space above this line for recorder’s use

Loan No. 502858632

BEHRINGER HARVARD ELDRIDGE PLACE LP, as borrower

(Borrower)

to

WILLIAM D. CLEVELAND, ESQ., as trustee

(Trustee)

for the benefit of

WACHOVIA BANK, NATIONAL ASSOCIATION, as lender

(Lender)

DEED OF TRUST, ASSIGNMENT OF LEASES
AND RENTS, SECURITY AGREEMENT AND
FIXTURE FILING

Dated: December      , 2006

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is made as of this          day of December, 2006, by BEHRINGER HARVARD ELDRIDGE PLACE LP, a Delaware limited partnership, having its principal place of business c/o Behringer Harvard Funds, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, as mortgagor (“Borrower”) to WILLIAM D. CLEVELAND, ESQ., having an address at 909 Fannin, Suite 200, Houston, Texas 77010, as trustee (“Trustee”) for the benefit of WACHOVIA BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having its principal place of business at Wachovia Bank, National Association, Commercial Real Estate Services, 8739 Research Drive URP 4, NC 1075, Charlotte, North Carolina  28262, as grantee (“Lender”).

W I T N E S S E T H:

WHEREAS, this Security Instrument is given to secure a loan (the “Loan”) in the principal sum of Seventy-Five Million and No/100 Dollars ($75,000,000.00) advanced pursuant to that certain Loan Agreement, dated as of the date hereof, between Borrower and Lender (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Loan Agreement”) and evidenced by that certain Promissory Note, dated the date hereof, made by Borrower in favor of Lender (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Note”);

WHEREAS, Borrower desires to secure the payment of the Debt (as defined in the Loan Agreement) and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents (as herein defined); and

WHEREAS, this Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents are secured hereby, and each and every term and provision of the Loan Agreement, the Note, and that certain Assignment of Leases and Rents of even date herewith made by Borrower in favor of Lender delivered in connection with this Security Instrument (as the same may be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Assignment of Leases”), including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Security Instrument (the Loan Agreement, the Note, this Security Instrument, the Assignment of Leases and Rents and all other documents evidencing or securing the Debt (including all additional mortgages, deeds to secure debt and assignments of leases and rents) or pursuant to which any Person incurs, has incurred or assumes any obligation to or for the benefit of Lender in connection therewith, are hereinafter referred to collectively as the “Loan Documents”).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Security Instrument:

ARTICLE I - GRANTS OF SECURITY

Section 1.1                                      Property Mortgaged.  Borrower does hereby irrevocably grant, bargain, sell, convey, mortgage, pledge, assign, warrant and transfer to Trustee, forever in trust WITH POWER OF SALE, and its successors and assigns, all of Borrower’s right, title and interest in, to and under the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”):

(a)                                  Land.  The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b)                                 Additional Land.  All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c)                                  Improvements.  The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d)                                 Easements.  All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e)                                  Equipment.  All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Borrower, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Borrower and used at the Improvements or the Land and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”).  Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under leases except to the extent that Borrower shall have any right or interest therein;

(f)                                    Fixtures.  All Equipment now owned, or the ownership of which is hereafter acquired, by Borrower which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Land is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Borrower’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”).  Notwithstanding the foregoing, “Fixtures” shall not include any property which tenants are entitled to remove pursuant to Leases except to the extent that Borrower shall have any right or interest therein;

(g)                                 Personal Property.  All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever as defined in and subject to the provisions of the Uniform Commercial Code, whether tangible or intangible, other than Fixtures, which are now or hereafter owned by Borrower and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interest in any item or portion of the collateral granted as security under the Loan is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State in which the Property is located (“Other UCC State”), the term “Uniform Commercial Code” shall means the Uniform Commercial Code as in effect in such Other UCC State for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority of such collateral), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(h)                                 Leases and Rents.  All leases, subleases or subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into (collectively, the “Leases”), whether before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(i)                                     Condemnation Awards.  All Awards, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(j)                                     Insurance Proceeds.  All Insurance Proceeds in respect of the Property under any Policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any Policies, judgments, or settlements made in lieu thereof, in connection with a Casualty to the Property;

(k)                                  Tax Certiorari.  All refunds, rebates or credits in connection with reduction in Taxes or Other Charges charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(l)                                     Conversion.  All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, Insurance Proceeds and Awards, into cash or liquidation claims;

(m)                               Rights.  The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(n)                                 Agreements.  All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;

(o)                                 Trademarks.  All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(p)           Accounts.  All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property, including, without limitation, all accounts established or maintained pursuant to (i) the Cash Management Agreement and (ii) the Lockbox Agreement; together with all deposits or wire transfers made to such accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;

(q)                                 Other Rights.  Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (p) above.

AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, Borrower expressly grants to Lender, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Security Instrument be deemed conclusively to be real estate and subject to this Security Instrument.

Section 1.2                                      Assignment of Rents.  Borrower hereby absolutely and unconditionally assigns to Lender all of Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only.  Nevertheless, subject to the terms of the Assignment of Leases, the Cash Management Agreement and Section 7.1(h) of this Security Instrument, Lender grants to Borrower a revocable license to collect, receive, use and enjoy the Rents and Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

Section 1.3                                      Security Agreement.  This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code.  The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property.  By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (hereinafter defined), a security interest in the Fixtures, the Equipment and the Personal Property to the full extent that the Fixtures, the Equipment and the Personal Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”).  If an Event of Default shall occur and be continuing, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral.  Upon request or demand of Lender after the occurrence and during the continuance of an Event of Default, Borrower shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place (at the Land if tangible property) reasonably acceptable to Lender.  Borrower shall pay to Lender on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default.  Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Borrower.  The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.  Borrower’s (debtor’s) principal place of business is as set forth on page one hereof and the address of Lender (secured party) is as set forth on page one hereof.

Section 1.4                                      Fixture Filing.  Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.  The addresses of the Debtor (Borrower) and the Secured Party (Lender) are set forth in the first paragraph hereof.

Section 1.5                                      Pledges of Monies Held.  Borrower hereby pledges to Lender and grants to Lender a security interest in all of Borrower’s right, title and interest in and to any and all monies now or hereafter held by Lender or on behalf of Lender, including, without limitation, any sums deposited in the Lockbox Account, the Cash Management Account, the Reserve Funds and Net Proceeds, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto Trustee, in trust for the use and benefit of Lender and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, shall well and truly perform the Other Obligations (hereinafter defined) as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Borrower’s obligation to indemnify and hold harmless Lender pursuant to the provisions hereof shall survive any such payment or release.

ARTICLE II - DEBT AND OBLIGATIONS SECURED

Section 2.1                                      Debt.  This Security Instrument and the grants, assignments and transfers made in Article I are given for the purpose of securing the Debt.

Section 2.2                                      Other Obligations.  This Security Instrument and the grants, assignments and transfers made in Article I are also given for the purpose of securing the following (the “Other Obligations”):

(a)                                  the performance of all other obligations of Borrower contained herein;

(b)                                 the performance of each obligation of Borrower contained in the Loan Agreement and any other Loan Document; and

(c)                                  the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

Section 2.3                                      Debt and Other Obligations.  Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”

ARTICLE III - BORROWER COVENANTS

Borrower covenants and agrees that:

Section 3.1                                      Payment of Debt.  Borrower will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.

Section 3.2                                      Incorporation by Reference.  All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3                                      Insurance.  Borrower shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Borrower and the Property as required pursuant to the Loan Agreement.

Section 3.4                                      Maintenance of Property.  Borrower shall cause the Property to be maintained in a good and safe condition and repair.  The Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements and for the disposal of Fixtures, Equipment or Personal Property not material to the use or value of the Property as an office building) without the consent of Lender.  Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty or become damaged, worn or dilapidated or which may be affected by any Condemnation, and shall complete and pay for any structure at any time in the process of construction or repair on the Land.

Section 3.5                                      Waste.  Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument.  Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.6                                      Payment for Labor and Materials.  (a)  Subject to Section 3.6(b), Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof except for the Permitted Encumbrances and other Liens permitted pursuant to the Loan Documents.

(b)                                 After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Labor and Material Costs from Borrower and from the Property or Borrower shall have paid all of the Labor and Material Costs (or such portion thereof as to which collection is not suspended) under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in immediate danger of being sold, forfeited, terminated, canceled or lost, and (vi) Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon.

Section 3.7                                      Performance of Other Agreements.  Borrower shall observe and perform each and every term, covenant and provision to be observed or performed by Borrower pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

Section 3.8                                      Change of Name, Identity or Structure.  Borrower shall not change Borrower’s name, identity (including its trade name or names) or, if not an individual, Borrower’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender.  Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein.  At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

Section 3.9                                      Title.  Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of such Property, free and clear of all Liens (as defined in the Loan Agreement) whatsoever except the Permitted Encumbrances (as defined in the Loan Agreement), such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents.  The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property or Borrower’s ability to repay the Loan.  This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on that portion of the Property constituting interests in real estate, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) to the extent that a security interest therein maybe perfected by the filing of financing statements under the Uniform Commercial Code, perfected security interests in and to, and perfected collateral assignments of, all personalty (including, to the extent that they constitute personalty subject to the Uniform Commercial Code, the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents.  There are no claims for payment for work, labor or materials affecting the Property which are past due and are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents unless such claims for payments are being contested in accordance with the terms and conditions of this Security Instrument.

ARTICLE IV - OBLIGATIONS AND RELIANCES

Section 4.1                                      Relationship of Borrower and Lender.  The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of the Loan Agreement, the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 4.2                                      No Reliance on Lender.  The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property.  Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

Section 4.3                                      No Lender Obligations.  (a)  Notwithstanding the provisions of Subsections 1.1(h) and (n) or Section 1.2, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b)                                 By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any Officer’s Certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or Policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 4.4                                      Reliance.  Borrower recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Section 4.1 of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Section 4.1 of the Loan Agreement.

ARTICLE V - FURTHER ASSURANCES

Section 5.1                                      Recording of Security Instrument, etc.  Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time upon Lender’s request, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property.  Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 5.2                                      Further Acts, etc.  Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Legal Requirements.  Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements to evidence more effectively the security interest of Lender in the Property.  Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this Section 5.2.

Section 5.3                                      Changes in Tax, Debt, Credit and Documentary Stamp Laws.  (a)  If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property (other than the inclusion of such amounts as income for income tax purposes or taxes on Lender’s capital), Borrower will pay the tax, with interest and penalties thereon, if any.  If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.  If so accelerated, Borrower shall repay the Loan without premium or penalty.

(b)                                 Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt.  If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.  If so accelerated, Borrower shall repay the Loan without premium or penalty.

(c)                                  If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 5.4                                      Severing of Security Instrument.  This Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be severed into two or more notes and two or more security instruments in such denominations as Lender shall determine in its sole discretion, each of which shall cover all or a portion of the Property to be more particularly described therein.  To that end, Borrower, upon written request of Lender, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of this Security Instrument, and containing terms, provisions and clauses similar to, and no more onerous to Borrower than, those contained herein and in the Note, and such other documents and instruments as may be required by Lender; provided that Borrower’s obligations are not materially increased thereby.

Section 5.5                                      Replacement Documents.  Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

ARTICLE VI - DUE ON SALE/ENCUMBRANCE

Section 6.1                                      Lender Reliance.  Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations.  Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

Section 6.2                                      No Sale/Encumbrance.  Neither Borrower nor any Restricted Party shall Transfer the Property or any part thereof or any interest therein or permit or suffer the Property or any part thereof or any interest therein to be Transferred other than as expressly permitted pursuant to the terms of the Loan Agreement.

ARTICLE VII - RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1                                      Remedies.  Upon the occurrence and during the continuance of any Event of Default, Borrower agrees that Lender may or instruct Trustee to take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a)                                  declare the entire unpaid Debt to be immediately due and payable;

(b)                                 institute or instruct Trustee to institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c)                                  with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute  or instruct Trustee to institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

(d)                                 sell  or instruct Trustee to sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e)                                  institute  or instruct Trustee to institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

(f)                                    recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(g)                                 apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor or Indemnifying Person with respect to the Loan or of any Person liable for the payment of the Debt;

(h)                                 the license granted to Borrower under Section 1.2 hereof shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, Insurance Premium and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(i)                                     exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing:  (i) the right to take possession of the Fixtures, the Equipment, the Personal Property

or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Fixtures, the Equipment, the Personal Property, and (ii) request Borrower at its expense to assemble the Fixtures, the Equipment, the Personal Property and make it available to Lender at a convenient place acceptable to Lender.  Any notice of sale, disposition or other intended action by Lender with respect to the Fixtures, the Equipment, the Personal Property sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Borrower;

(j)                                     apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its sole discretion:

(i)                                     Taxes and Other Charges;

(ii)                                  Insurance Premiums;

(iii)                               Interest on the unpaid principal balance of the Note;

(iv)                              Amortization of the unpaid principal balance of the Note;

(v)                                 All other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument;

(k)                                  pursue such other remedies as Lender may have under applicable law; or

(l)                                     apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 7.2                                      Application of Proceeds.  The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

Section 7.3                                      Right to Cure Defaults.  Upon the occurrence and during the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make any payment or do any act required of Borrower hereunder in such manner and to such extent as Lender may deem necessary to protect the security hereof.  Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand.  All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender.  All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 7.4                                      Actions and Proceedings.  Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 7.5                                      Recovery of Sums Required To Be Paid.  Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 7.6                                      Examination of Books and Records.  At reasonable times and upon reasonable notice, Lender, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Borrower which reflect upon the financial condition of the Property or of Borrower, at the Property or at any office regularly maintained by Borrower where the books and records are located.  Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers.  In addition, at reasonable times and upon reasonable notice, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower where the books and records are located.  This Section 7.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing.

Section 7.7                                      Other Rights, etc.  (a)  The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument.  Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower or any Guarantor or Indemnifying Person with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b)                                 It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether the insurance in force is adequate as to the amount of risks insured.  Possession by Lender shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Lender’s possession.

(c)                                  Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect.  Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument.  The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.  Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 7.8                                      Right to Release Any Portion of the Property.  Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder.  This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 7.9                                      Violation of Laws.  If the Property is not in material compliance with Legal Requirements, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

Section 7.10                                Recourse and Choice of Remedies.  The provisions of Section 9.3 of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 7.11                                Right of Entry.  Upon reasonable notice to Borrower, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

ARTICLE VIII - ENVIRONMENTAL HAZARDS

Section 8.1                                      Environmental Representations and Warranties.  Except as otherwise disclosed by that certain Phase I environmental report (or Phase II environmental report, if required) delivered to Lender by Borrower in connection with the origination of the Loan (such report is referred to below as the “Environmental Report”), to Borrower’s Knowledge (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are (i) in compliance with Environmental Laws (defined below) and with permits issued pursuant thereto (to the extent such permits are required under Environmental Law), (ii) de-minimis amounts necessary to operate the Property for the purposes set forth in the Loan Agreement which will not result in an environmental condition in, on or under the Property and which are otherwise permitted under and used in compliance with Environmental Law and (iii) fully disclosed to Lender in writing pursuant the Environmental Report; (b) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property which has not been fully remediated in accordance with Environmental Law; (c) there is no threat of any Release of Hazardous Substances migrating to the Property; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with Environmental Law; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower has truthfully and fully disclosed to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower and has provided to Lender all information that is contained in Borrower’s files and records, including, but not limited to, any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment with respect to exposure to Hazardous Substances, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment with respect to exposure to Hazardous Substances.  Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues:  the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; the Pennsylvania Clean Streams Law; the Pennsylvania Hazardous Site Clean-Up Act and the Pennsylvania Solid Waste Management Act.  Environmental Law also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law:  conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Substances in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action in respect of Hazardous Substances related to the Property; or, to the extent arising out of the presence of Hazardous Substances, relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

“Hazardous Substances” include but are not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment by reason of exposure thereto, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, including molds or other fungi, bacteria or other microorganisms, or any etiologic agents or materials, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purpose of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

“Release” of any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

“Remediation” includes but is not limited to any response, remedial, removal, or corrective action, any activity to clean-up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in Article 8.

Section 8.2                                      Environmental Covenants.  Borrower covenants and agrees that:  (a) Borrower shall use commercially reasonable efforts to ensure that all uses and operations on or of the Property shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) Borrower shall use commercially reasonable efforts to prevent any Releases of Hazardous Substances in, on, under or from the Property; (c) Borrower shall not permit any Hazardous Substances in, on, or under the Property, except those that are (i) in compliance with all Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required by Environmental Law), (ii) de-minimis amounts necessary to operate the Property for the purposes set forth in the Loan Agreement which will not result in an environmental condition in, on or under the Property and which are otherwise permitted under and used in compliance with Environmental Law and (iii) fully disclosed to Lender in writing; (d) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (the “Environmental Liens”); (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 8.3 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender made in the event that Lender has reason to believe that an environmental hazard exists on the Property (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender made in the event that Lender has reason to believe that an environmental hazard exists on the Property to (i) reasonably effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property; (ii) comply with any Environmental Law; (iii) comply with any directive from any Governmental Authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Borrower shall not do or allow any tenant or other user of the Property to do any act with respect to Hazardous Substances that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; (i) Borrower shall immediately notify Lender in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written notice or other written communication of which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Article 8; and (j) to the extent possible using commercially reasonable efforts, the Property shall be maintained in such a manner as to prevent excess humidity or accumulation of moisture that may promote the growth of molds or other fungi and other microorganisms.

Section 8.3                                      Lender’s Rights.  In the event that Lender has reason to believe that an environmental hazard exists on the Property that does not, in Lender’s sole discretion, endanger any tenants or other occupants of the Property or their guests or the general public or materially and adversely affect the value of the Property, upon reasonable notice from Lender, Borrower shall, at Borrower’s expense, promptly cause an engineer or consultant satisfactory to Lender to conduct an environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Lender and promptly deliver the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Lender within a reasonable period or if Lender has reason to believe that an environmental hazard exists on the Property that, in Lender’s sole judgment, endangers any tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice to Borrower, Lender and any other Person designated by Lender, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing.  Borrower shall cooperate with and provide Lender and any such Person designated by Lender with access to the Property.

ARTICLE IX - INDEMNIFICATION

Section 9.1                                      General Indemnification.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following, except, in each case, to the extent arising out of any Indemnified Party’s gross negligence or willful misconduct:  (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, the Note, the Loan Agreement, this Security Instrument, or any other Loan Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument, the Loan Agreement, the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any Guarantor or Indemnifying Person and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument, the Note, the Loan Agreement or any of the other Loan Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Legal Requirements; (j) the enforcement by any Indemnified Party of the provisions of this Article 9; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone claiming through Borrower which may be payable in connection with the funding of the Loan; or (m) any misrepresentation made by Borrower in this Security Instrument or any other Loan Document.  Any amounts payable to Lender by reason of the application of this Section 9.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.  For purposes of this Article 9, the term “Indemnified Parties” means Trustee, Lender and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by this Security Instrument is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

Section 9.2                                      Security Instrument and/or Intangible Tax.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

Section 9.3                                      ERISA Indemnification.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.1.9 or 5.2.12 of the Loan Agreement.

Section 9.4                                      Environmental Indemnification.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses and costs of Remediation (whether or not performed voluntarily), engineers’ fees, environmental consultants’ fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and arising out of or in any way relating to any one or more of the following:  (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Borrower, any Person affiliated with Borrower or any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Borrower, any Person affiliated with Borrower or any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past or present non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Borrower, any Affiliate of Borrower or any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in Article 8 and this Section 9.4; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of Borrower or other users of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances owned or possessed by such Borrower or other users, at any facility or incineration vessel owned or operated by another Person and containing such or any similar Hazardous Substance; (j) any acts of Borrower or other users of the Property, in accepting any Hazardous Substance for transport to disposal or treatment facilities, incineration vessels or sites selected by Borrower or such other users, from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property, in each case, to the extent arising out of the presence of Hazardous Substances; and (1) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to Article 8.  This indemnity shall survive any termination, satisfaction or foreclosure of this Security Instrument, subject to the provisions of Section 10.5.  Notwithstanding the foregoing, Borrower shall have no liability for any Losses imposed upon or incurred by or asserted against any Indemnified Parties and described in this Section 9.4 to the extent that such Losses arose solely by actions, conditions or events relating to the Hazardous Substances placed in, on, above or under the Property after the date that Lender or any Affiliate or nominee of Lender (or any purchaser at a foreclosure sale) actually acquired title to the Property and were not caused by the direct or indirect actions of Borrower or any officer or director of Borrower or any employee, agent, contractor or Affiliate of Borrower.

Section 9.5                                      Duty to Defend; Attorneys’ Fees and Other Fees and Expenses.  Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties.  Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Borrower and any Indemnified Party and Borrower and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to Borrower, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without Borrower’s consent, which consent shall not be unreasonably withheld.  Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

ARTICLE X - WAIVERS

Section 10.1                                Waiver of Counterclaim.  To the extent permitted by applicable law, Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations.

Section 10.2                                Marshalling and Other Matters.  To the extent permitted by applicable law, Borrower hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein.  Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

Section 10.3                                Waiver of Notice.  To the extent permitted by applicable law, Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument or any other Loan Document specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.4                                Waiver of Statute of Limitations.  To the extent permitted by applicable law, Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

Section 10.5                                Survival.  The indemnifications made pursuant to Sections 9.3 and 9.4 herein and the representations and warranties, covenants, and other obligations arising under Article 8, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by any of the following:  any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto including, but not limited to, foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Loan Agreement, the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto.

ARTICLE XI - EXCULPATION

The provisions of Section 9.3 of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

ARTICLE XII - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

ARTICLE XIII - APPLICABLE LAW

Section 13.1                                Governing Law.  This Security Instrument shall be governed by and construed in accordance with the laws of the state in which the Property is located (without regard to any conflict of laws or principles) and the applicable laws of the United States of America.

Section 13.2                                Usury Laws.  Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate or amount, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

Section 13.3                                Provisions Subject to Applicable Law.  All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.  If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

ARTICLE XIV - DEFINITIONS

All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of a fee interest in the Property or any part thereof, the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

ARTICLE XV - MISCELLANEOUS PROVISIONS

Section 15.1                                No Oral Change.  This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 15.2                                Successors and Assigns.  This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 15.3                                Inapplicable Provisions.  If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.

Section 15.4                                Headings, etc.  The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 15.5                                Number and Gender.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 15.6                                Subrogation.  If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the

Debt, the performance and discharge of Borrower’s obligations hereunder, under the Loan Agreement, the Note and the other Loan Documents and the performance and discharge of the Other Obligations.

Section 15.7                                Entire Agreement.  The Note, the Loan Agreement, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto.  Borrower hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no Persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the other Loan Documents.

Section 15.8                                Limitation on Lender’s Responsibility.  No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.  Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession.”

Section 15.9                                Concerning the Trustee.  Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction.  Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof.  Trustee may resign at any time by written instrument to that effect delivered to Lender.  Lender may remove Trustee at any time or from time to time and select a successor trustee.  In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Lender may, without notice and without specifying any reasons therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded, and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor.  Such substitute trustee shall not be required to give a bond for the faithful performance of the duties of Trustee hereunder unless required by Lender.  The procedure provided for in this Section 15.9 for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

Section 15.10                          Trustee’s Fees.  Borrower shall pay all costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by

Trustee of Trustee’s duties hereunder, and all such costs, fees and expenses shall be secured by this Security Instrument.

ARTICLE XVI - LOCAL LAW PROVISIONS

Section 16.1                                Certain Matters Relating to Property Located in the State of Texas.  With respect to the Property which is located in the State of Texas, notwithstanding anything contained herein:

(a)                                  Borrower represents and covenants that no part of the Property forms any part of any property owned, used or claimed by Borrower as a business or residential homestead.

(b)                                 Without limiting any other rights or remedies herein provided and provided by law at law and in equity, upon the occurrence and the continuation of an Event of Default, Lender may request the Trustee to enforce this Security Instrument and to sell the Property as an entirety or in parcels, by one sale or by several sales, held at one time or at different times as the Trustee may elect (all rights to a marshalling of the Property, or to a sale in inverse order of alienation, being hereby expressly waived by Borrower), at the place for sale designated from time to time by applicable authorities in the county in which the Property, or a part of the Property, to be sold is situated, each sale to be made on the first Tuesday of a calendar month between the hours of ten o’clock a.m. and four o’clock p.m. (subject to any obligation imposed by applicable law to designate the times during which the sale is to be held) to the highest bidder for cash at public auction, after posting or causing to be posted written or printed notice of the time, place and terms of sale at the door of the Courthouse of said county (or such other place designated by the commissioner’s court of said county for such postings), for at least twenty-one (21) days before the day of sale (such twenty-one (21) day period commencing on the date of posting), and to execute and deliver to the purchasers at each such sale proper conveyances of the property sold, with general warranty of title binding upon Borrower and the heirs, legal representatives, successors and assigns of Borrower.  In addition, the holders of the Debt shall at least twenty-one (21) days preceding the date of sale (such twenty-one (21) day period commencing on the date of posting), (i) file a copy of such notice with the clerk of each county in which the Property is situated and (ii) serve written notice of the proposed sale by certified mail on each debtor obligated to pay the Debt according to the records of such holder(s).  Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to each debtor at such debtor’s most recent address as shown by Lender’s records, in a post office or official depository under the care and custody of the United States Postal Service.  The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.  No notice of such sale or sales other than that herein provided for need be given to Borrower or any other person or party.  The Trustee shall apply the proceeds arising from each such sale as provided hereinbefore.  Lender or other holders of the Debt shall have the right to become the purchaser at any sale to the same extent as any other party, being the highest bidder, and in lieu of paying cash may credit the amount of the bid upon the Debt held by Lender or such other holders up to the full amount of the Debt then unpaid.  Lender shall not be held liable for any damages in connection with actions taken by Lender or by Trustee hereunder.  If a sale under this Security Instrument is made because of an Event of Default relating to payment of any portion of the Debt, and Lender elects not to accelerate the Debt, the sale may be made subject to the unmatured part of the Debt, and as to the unmatured part of the Debt, this Security Instrument shall remain in full force and effect.  Several sales may be made hereunder without exhausting the power of foreclosure and the power to sell the Property, in whole or in part, for any other part of the Debt whether then matured or subsequently maturing.  Borrower shall indemnify Trustee against all liabilities and expenses that he may incur in the performance of his duties under this Security Instrument.

(c)                                  Except as expressly otherwise provided in this Security Instrument, Borrower waives any and all rights of presentment, protest, notice of protest, demand, notice of dishonor, notice of nonpayment, notice of intent to accelerate, notice of acceleration and all other notices.  To the full extent Borrower may do so, Borrower agrees that Borrower will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any moratorium, appraisement, valuation, stay, extension, reinstatement or redemption, and Borrower, for Borrower, Borrower’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by applicable law, hereby waives and releases all rights of moratorium, reinstatement, redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Debt, notice of election to mature or declare due the whole of the Debt and all rights to a marshalling of assets of Borrower, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interest hereby created.  Borrower shall not have or assert any right under any statute or rule of law pertaining to the marshalling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatever to defeat, reduce or affect the right of Lender under the terms of this Security Instrument to a sale of the Property for the collection of the Debt without any prior or different resort for collection, or the right of Lender under the terms of this Security Instrument to the payment of the Debt out of the proceeds of sale of the Property in preference to every other claimant whatever.  Borrower waives any right or remedy which Borrower may have or be able to assert pursuant to Chapter 34 of the Texas Business and Commerce Code, or any other provision of Texas law, pertaining to the rights and remedies of sureties.  If any law referred to in this Section and now in force, of which Borrower or Borrower’s heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Property might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ANY RIGHT TO DETERMINATION OF FAIR MARKET VALUE AND TO AN OFFSET AGAINST ANY DEFICIENCY RESULTING FROM A FORECLOSURE SALE OF THE PROPERTY (OR ANY PORTION THEREOF) PURSUANT TO SECTION 51.002 OF THE TEXAS PROPERTY CODE (AS AMENDED AND IN EFFECT FROM TIME TO TIME AND/OR ANY SUCCESSOR STATUTE; HEREIN CALLED THE “PROPERTY CODE”), OR PURSUANT TO A JUDICIAL FORECLOSURE INCLUDING, WITHOUT LIMITATION, ANY SUCH RIGHTS THAT BORROWER MAY OTHERWISE HAVE HAD UNDER SECTION 51.003 AND/OR SECTION 51.004 OF THE PROPERTY CODE.

(d)                                 Without limiting any other rights or remedies herein provided and provided by law at law and in equity, upon the occurrence and the continuation of an Event of Default, with respect to that portion of the Property constituting collateral subject to the Uniform Commercial Code of the State of Texas, Lender may, at his option, accomplish the sale of such collateral jointly with the sale of the real property pursuant to the Property Code relating to the sale of real estate, or separately by Chapter 9 of the Texas Business and Commerce Code relating to the sale of collateral after default by the debtors (as said section and chapter now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles of enactments relating to same.  In the event of a sale of collateral pursuant to Chapter 9 of the Texas Business and Commerce Code, if notice to Borrower of the intended disposition is required by law, such notice shall be decreed commercially reasonable if given to Borrower at least ten (10) calendar days prior to the date of the sale.  Nothing contained in this paragraph shall be construed to limit in any way Lender’s right to sell the Property by private sale if any court of competent jurisdiction orders the same.  At any such sale:

(i)                                     whether made under the power herein contained, the aforesaid Section 51.002, the Texas Business and Commerce Code, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Lender to be physically present at, or to have constructive possession of, the Property (Borrower shall deliver to Lender any portion of the Property not actually or constructively possessed by Lender immediately upon demand by Lender) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale;

(ii)                                  each instrument of conveyance executed by Trustee shall contain a general warranty of title, binding upon Borrower;

(iii)                               each and every recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Note, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Lender hereunder;

(iv)                              any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed;

(v)                                 the receipt by Trustee or such other party or officer making the sale of the full amount of the purchase money shall be sufficient to discharge the purchaser or purchasers from any further obligation for the payment thereof, and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof;

(vi)                              to the fullest extent permitted by law, Borrower shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar both at law and in equity, against Borrower and against all other persons claiming or to claim the property sold or to any part thereof by, through or under Borrower; and

(vii)                           to the extent and under such circumstances as are permitted by law, Lender may be a purchaser at any such sale.

(e)                                  The Property may be sold in one or more parcels and in such manner and order as Lender may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

(f)                                    Subject to the provisions of any written agreement to the contrary, the purchaser at any foreclosure sale hereunder shall become the legal owner of the Property.  All occupants (except those which have previously executed a prior written agreement with the purchaser) of the Property or any part thereof shall become tenants at sufferance of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand.  It shall not be necessary for the purchaser at said sale to bring any action for possession of the Property, other than the statutory action of forcible detainer in any justice court having jurisdiction over the Property.

(g)                                 THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

(h)                                 WITHOUT LIMITATION, THE INDEMNITIES CONTAINED IN THIS SECURITY INSTRUMENT SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON.  HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO A PARTICULAR INDEMNIFIED PERSON TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNIFIED PERSON.

(i)                                     This Security Instrument shall be a security agreement between Borrower, as the debtor, and Lender, as the secured party, cover the Property constituting personal property or fixtures governed by the Texas Business and Commerce Code (hereinafter called the “Texas Code”), and Borrower grants to Lender a security interest in such portion of the Property.  In addition to Lender’s other rights hereunder, Lender shall have all rights of a secured party under the Texas Code.  Borrower shall execute and deliver to Lender all financing statements that may be required by Lender to establish and maintain the validity and priority of Lender’s security interest and Borrower shall bear all costs thereof, including all Uniform Commercial Code searches reasonably required by Lender.  If Lender should dispose of any of the Property pursuant to the Texas Code, ten (10) days written notice by Lender to Borrower shall be deemed to be reasonable notice; provided, however, Lender may dispose of such property in accordance with the foreclosure procedures of this Security Instrument in lieu of proceeding under the Texas Code.

(j)                                     Certain of the Property is or will become “fixtures” (as that term is defined in the Texas Code) on the real property hereinabove described, and this Security Instrument upon being filed for record in the real property records shall also operate as a financing statement upon such of the Property which is or may become fixtures.  Borrower has an interest of record in the real property.

(k)                                  WAIVER OF CONSUMER RIGHTS.  TO THE EXTENT NOW OR HEREAFTER APPLICABLE, BORROWER HEREBY WAIVES BORROWER’S RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., OF THE TEXAS CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS.  AFTER CONSULTATION WITH AN ATTORNEY OF BORROWER’S OWN SELECTION, BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER.

(l)                                     TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE:  (A) BORROWER IS REQUIRED TO: (I) KEEP THE PREMISES INSURED AGAINST DAMAGE IN THE AMOUNT LENDER SPECIFIES (IN ACCORDANCE WITH THE PROVISIONS OF THE LOAN AGREEMENT); (II) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN PARAGRAPH (A) OR (B), LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT THE BORROWER’S EXPENSE.

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IN WITNESS WHEREOF, this Security Instrument has been executed by Borrower as of the day and year first above written.

BORROWER:

BEHRINGER HARVARD ELDRIDGE PLACE LP, a Delaware limited partnership

By:
Name: Gerald J. Reihsen, III
Title: Secretary

I hereby certify that the address of the Lender is 8739 Research Drive URP 4, NC 1075, Charlotte, North Carolina  28262.

WACHOVIA BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF TEXAS	)
:
COUNTY	)

I, the undersigned, a notary public in and for said county in said state, hereby certify that GERALD J. REIHSEN, III, whose name as Secretary of BEHRINGER                                , LLC, a Delaware limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said limited liability company.

Given under my hand and official seal this             day of                                      , 2006.

Notary Public

[NOTARIAL SEAL]	My commission expires:

ACKNOWLEDGMENT

STATE OF NEW YORK	)
:
COUNTY OF NEW YORK	)

On                    , 2006, before me,                                     , the undersigned officer, personally appeared                         who acknowledged himself to be the                         of WACHOVIA BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, and that as such                         , being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of such entity by himself/herself as                             .

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

[S E A L]

Notary Public
My Commission Expires:

Printed Name of Notary Public

EXHIBIT A

LEGAL DESCRIPTION

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